Exhibit 99.1

NV5 ANNOUNCES EXCELLENT FIRST QUARTER 2018 RESULTS

AND RAISES 2018 GUIDANCE

Hollywood, FL – May 3, 2018 – NV5 Global, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, today reported financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights

●	Total Revenues for the quarter were $95.5 million, an increase of 47% year-over-year. Gross Revenues – GAAP for the quarter were $94.5 million, an increase of 48% year-over-year.
●	Net Revenues for the quarter were $77.2 million, an increase of 45% year-over-year.
●	Organic growth for the quarter was 10%, an increase of 67% compared to the first quarter of 2017.
●	EBITDA for the quarter was $10.1 million, or 13% of Net Revenues, an increase of 101% from $5.0 million, or 9% of Net Revenues in the first quarter of 2017.
●	Net income for the quarter was $4.3 million, an 89% increase from $2.3 million for the first quarter of 2017.
●	Adjusted EPS for the quarter was $0.59 per diluted share, an increase of 51% from $0.39 per diluted share in the first quarter of 2017.
●	GAAP EPS for the quarter was $0.39 per diluted share over 10.9 million shares, an increase of 86% from $0.21 per diluted share over 10.7 million shares in the first quarter of 2017.
●	Backlog was $309 million as of March 31, 2018 compared to $225 million as of April 1, 2017.

“We are pleased to report excellent 2018 first quarter results across the board, evidenced by increases in revenues, organic growth, EBITDA, net income, EPS and backlog,” said Dickerson Wright, PE, Chairman and CEO of NV5. “These results were achieved through disciplined cross-selling within our existing offices, an optimized integration process for acquisitions, and a focus on the scalability of our growing platform.”

Operating Results

Total Revenues for the first quarter of 2018 were $95.5 million, a 47% increase from the first quarter of 2017. Total Revenues includes intercompany revenues where the Company internally provided services in lieu of using a third-party sub-consultant. Gross Revenues - GAAP for the first quarter of 2018 were $94.5 million, a 48% increase from the first quarter of 2017. Net Revenues for the first quarter of 2018 were $77.2 million, an increase of 45% from the first quarter of 2017.

EBITDA for the first quarter of 2018 was $10.1 million, or 13% of Net Revenues, an increase of 101% from $5.0 million or 9% of Net Revenues for the first quarter of last year.

Adjusted EPS for the first quarter of 2018 was $0.59 per diluted share compared to $0.39 per diluted share in the first quarter of 2017. Net income for the first quarter of 2018 was $4.3 million, resulting in GAAP EPS of $0.39 per diluted share, compared to net income of $2.3 million, or $0.21 per diluted share in the first quarter of 2017.

GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 10,913,315 for the first quarter of 2018, compared to weighted-average shares outstanding of 10,719,331 for the first quarter of 2017.

Cash flows from operating activities for first quarter of 2018 were $3.6 million compared to cash flows of $0.2 million for the first quarter of 2017. At March 31, 2018, our cash and cash equivalents were $17.2 million compared to $18.8 million as of December 30, 2017.

At March 31, 2018, the Company reported a twelve-month backlog of $309 million, compared to $225 million as of April 1, 2017.

2018 Outlook

The Company is raising its guidance for Full Year 2018 Gross Revenues, Net Revenues, Adjusted EPS and GAAP EPS, including the impact of acquisitions closed through April 30, 2018. The Company expects Gross Revenues will range from $380 million to $415 million, which represents an increase of 14% to 25% from 2017 Gross Revenues of $333 million. Net Revenues is expected to range from $304 million to $332 million, which represents an increase of 13% to 24% from 2017 Net Revenues of $268 million. The Company expects that Full Year 2018 Adjusted EPS will range from $3.00 per share to $3.30 per share, an increase of 26% to 39%. Furthermore, the Company expects that Full Year 2018 GAAP EPS will range from $2.26 per share to $2.54 per share. This guidance for Gross Revenues, Net Revenues, Adjusted EPS and GAAP EPS excludes anticipated acquisitions for the remainder of 2018.

Use of Non-GAAP Financial Measures

Total Revenues and Net Revenues are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). Gross Revenues – GAAP include sub-consultant costs and other direct costs which are generally pass-through costs. Furthermore, Gross Revenues – GAAP eliminates intercompany revenues where the Company performed the service in lieu of using a third-party sub-consultant. Therefore, the Company believes that Total Revenues and Net Revenues, which are non-GAAP financial measures commonly used in our industry, provide a meaningful perspective on its business results. A reconciliation of gross revenues as reported in accordance with GAAP to Total Revenues and Net Revenues is provided at the end of this news release.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of NV5’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. A reconciliation of net income as reported in accordance with GAAP to EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share data (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) data to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits. As the Company continues its acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS as reported in accordance with GAAP. A reconciliation of GAAP EPS as reported in accordance with GAAP to Adjusted EPS is provided at the end of this news release.

NV5’s definition of Total Revenues, Net Revenues, EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenues, net income and diluted earnings per share.

Conference Call

NV5 will host a conference call to discuss its first quarter 2018 financial results at 4:30 p.m. (Eastern Time) on May 3, 2018.

Date:	Thursday, May 3, 2018
Time:	4:30 p.m. Eastern
Toll-free dial-in number:	+1 844-348-6875
International dial-in number:	+1 509-844-0152
Conference ID:	6669269
Webcast:	http://ir.nv5.com

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure engineering and support services, energy, program management, and environmental solutions. The Company operates out of more than 100 locations nationwide and in Macau, Hong Kong and the UAE. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Contact

NV5 Global, Inc.

Jenna Carrick

Investor Relations Manager

Tel: +1-916-641-9124

Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	March 31, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$17,202	$18,751
Billed receivables, net	76,566	70,686
Unbilled receivables, net	37,120	39,401
Prepaid expenses and other current assets	2,808	2,555
Total current assets	133,696	131,393
Property and equipment, net	9,975	8,731
Intangible assets, net	65,415	65,754
Goodwill	102,947	98,899
Other assets	996	1,003
Total Assets	$313,029	$305,780

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,867	$18,373
Accrued liabilities	17,594	18,994
Income taxes payable	4,390	6,102
Billings in excess of costs and estimated earnings on uncompleted contracts	1,005	665
Client deposits	247	197
Current portion of contingent consideration	1,797	977
Current portion of notes payable and other obligations	12,406	11,127
Total current liabilities	54,306	56,435
Contingent consideration, less current portion	1,313	913
Notes payable and other obligations, less current portion	58,967	57,430
Deferred income tax liabilities, net	11,421	10,905
Total liabilities	126,007	125,683

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 45,000,000 shares authorized, 10,991,107 and 10,834,770 shares issued and outstanding as of March 31, 2018 and December 30, 2017, respectively	110	108
Additional paid-in capital	128,585	125,954
Retained earnings	58,327	54,035
Total stockholders’ equity	187,022	180,097
Total liabilities and stockholders’ equity	$313,029	$305,780

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(in thousands, except share data)
(Unaudited)

	Three Months Ended
	March 31,	April 1,
	2018	2017

Gross revenues	$94,534	$64,059

Direct costs (excluding depreciation and amortization):
Salaries and wages	30,521	21,353
Sub-consultant services	13,460	7,950
Other direct costs	3,922	3,034
Total direct costs	47,903	32,337

Gross Profit	46,631	31,722

Operating Expenses:
Salaries and wages, payroll taxes and benefits	25,458	18,647
General and administrative	7,534	5,429
Facilities and facilities related	3,542	2,624
Depreciation and amortization	3,796	2,501
Total operating expenses	40,330	29,201

Income from operations	6,301	2,521

Interest expense	(611)	(239)

Income before income tax expense	5,690	2,282
Income tax expense	(1,398)	(12)
Net Income and Comprehensive Income	$4,292	$2,270

Earnings per share:
Basic	$0.42	$0.23
Diluted	$0.39	$0.21

Weighted average common shares outstanding:
Basic	10,295,274	10,082,759
Diluted	10,913,315	10,719,331

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Cash Flows From Operating Activities:
Net income	$4,292	$2,270
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,796	2,501
Provision for doubtful accounts	324	138
Stock based compensation	1,136	753
Change in fair value of contingent consideration	-	21
Deferred income taxes	20	141
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	(4,354)	6,255
Unbilled receivables	2,409	(4,037)
Prepaid expenses and other assets	(216)	(787)
Accounts payable	(599)	(3,862)
Accrued liabilities	(1,934)	(3,430)
Income taxes payable	(1,712)	(134)
Billings in excess of costs and estimated earnings on uncompleted contracts	341	380
Client deposits	114	-
Net cash provided by operating activities	3,617	209

Cash Flows From Investing Activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(3,297)	-
Purchase of property and equipment	(1,125)	(388)
Net cash used in investing activities	(4,422)	(388)

Cash Flows From Financing Activities:
Payments on notes payable	(1,621)	(1,578)
Payments of contingent consideration	(215)	(62)
Proceeds from exercise of unit warrant	1,092	-
Net cash used in financing activities	(744)	(1,640)

Net decrease in Cash and Cash Equivalents	(1,549)	(1,819)
Cash and cash equivalents – beginning of period	18,751	35,666
Cash and cash equivalents – end of period	$17,202	$33,847

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017

Supplemental disclosures of cash flow information:
Cash paid for interest	$473	$71
Cash paid for income taxes	$3,089	$-

Non-cash investing and financing activities:
Contingent consideration (earn-out)	$1,435	$-
Notes payable and other obligations issued for acquisitions	$1,600	$-
Stock issuance for acquisitions	$405	$-
Payment of contingent consideration with common stock	$-	$62

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GROSS REVENUES TO TOTAL REVENUES
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,	April 1,
	2018	2017
Gross Revenues - GAAP	$94,534	$64,059
Add: Intercompany revenues in lieu of sub-consultants	922	1,034
Total Revenues	$95,456	$65,093

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GROSS REVENUES TO NET REVENUES
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,	April 1,
	2018	2017
Gross Revenues - GAAP	$94,534	$64,059
Less: Sub-consultant services	(13,460)	(7,950)
Other direct costs	(3,922)	(3,034)
Net Revenues	$77,152	$53,075

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO EBITDA
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,	April 1,
	2018	2017
Net Income	$4,292	$2,270
Add: Interest expense	611	239
Income tax expense	1,398	12
Depreciation and Amortization	3,796	2,501
EBITDA	$10,097	$5,022

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP EPS TO ADJUSTED EPS
(Unaudited)

	Three Months Ended
	March 31,	April 1,
	2018	2017

Net Income - per diluted share	$0.39	$0.21

Per diluted share adjustments:
Add: Amortization expense of intangible assets	0.26	0.18
Income tax expense	(0.06)	0.00
Adjusted EPS	$0.59	$0.39